As filed with the Securities and Exchange Commission on December 6, 2000.

                                __________


                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549


                                 FORM 8-K


                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of Earliest Event Reported):  NOVEMBER 10, 2000


                     CORRECTIONAL SERVICES CORPORATION
          (Exact name of registrant as specified in its charter)



           DELAWARE                      0-23038               11-3182580
 (State or other jurisdiction    (Commission File Number)    (IRS Employer
       of incorporation)                                  Identification No.)


          1819 Main Street, Suite 1000                            34236
                  Sarasota, FL                                 (Zip Code)
         (Address of principal executive
                    offices)

     Registrant's telephone number, including area code:  (941) 953-9199


                               NOT APPLICABLE
       (Former name or former address, if changed since last report)



                            Exhibit Index on Page 4

ITEM 5. OTHER EVENTS

     Effective November 10, 2000, Correctional Services Corporations ("CSC" or "the Company") entered into the First Amendment of its August 31, 1999, Credit Agreement with Summit Bank, N.A., a New Jersey based national bank.

     The Credit Agreement was amended as follows:

         -  The ability to repurchase stock was added.
         - The $30 million revolving credit facility limit was reduced to $25 million.
         - The $45 million lease credit facility borrowing limit was reduced to $35 million.

     This Amendment to the Credit Agreement will allow the Company the option of utilizing a percentage of both (i) excess cash flow (as defined by the agreement) and (ii)the proceeds of the sale of certain assets, to repurchase Company stock in furtherance of the Company's stock repurchase plan as announced on October 20, 2000. The repurchase program began during the fourth quarter of 2000 and will continue over a period of 12 months. The Board of Directors has authorized the expenditure of up to $10 million towards the completion of the repurchase program, as long as it is in conformity with the Credit Agreement and it is deemed to be the best use of company funds. There is no assurances as to the timing or the number of shares that will be repurchased under the plan. A copy of the press release issued by CSC on October 20, 2000 is attached hereto as Exhibit
99.1 and is hereby incorporated by reference.

     Additionally, the loan covenants were amended. The amended Credit Agreement is effective retroactive to September 30, 2000 and the Company is in compliance with the amended loan covenants as of that date.

     In addition, the Company expects to continue to have cash needs as it relates to financing start-up costs in connection with new contracts. If such opportunities are pursued, the Company would require additional financing resources. Management believes these additional resources may be available through other financing sources.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS

     10.72.1 First Amendment to the Credit Agreement, dated August 31, 1999, between Correctional Services Corporation and Summit Bank, N.A.

     99.1 Press Release, dated October 20, 2000, by Correctional Services Corporation.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 6, 2000

                                 CORRECTIONAL SERVICES CORPORATION


                                 By:  /s/ James F. Slattery
                                      -----------------------------
                                      James F. Slattery
                                      Chairman of the Board,
                                      Chief Executive Officer and President

                                EXHIBIT INDEX

10.72.1 First Amendment to the Credit Agreement, dated August 31, 1999, between Correctional Services Corporation and Summit Bank, N.A.
99.1      Press  Release,  dated  October  20, 2000, by Correctional Services
          Corporation.